                                                                          PAGE 1

                                    Delaware
                                 The First State

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE
OF "TRC REALTY LLC" AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF DECEMBER, A.D.
1999, AT 5 O'CLOCK P.M.

     CERTIFICATE OF MERGER, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 1999, AT
9 O'CLOCK A.M.

     CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM "TRC REALTY, INC." TO
"TRC REALTY LLC", FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 1999, AT 1:30
O'CLOCK P.M.

     CERTIFICATE OF FORMATION, CHANGING ITS NAME FROM "TRC REALTY, INC." TO "TRC
REALTY LLC", FILED THE FIFTEENTH DAY OF DECEMBER, A.D. 1999, AT 1:30 O'CLOCK
P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE
ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY.

                                     [SEAL]

                                        /s/ Harriet Smith Windsor
                                        ----------------------------------------
                                        Harriet Smith Windsor, Secretary of
                                        State

3141141 8100H                                            AUTHENTICATION: 4159730
050758728                                                         DATE: 09-15-05

                          CERTIFICATE OF INCORPORATION

                                       OF

                                TRC REALTY, INC.

     1. The name of the Corporation is TRC Realty, Inc.

     2. The address of the registered office of the Corporation in the State of
Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New
Castle. The name of its registered agent at such address is The Corporation
Trust Company.

     3. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("GCL").

     4. The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, and the par value of each share shall be $0.01.

     5. The name and mailing address of the incorporator is as follows:

                            Nancy L. Vidad
                            Mayer, Brown & Platt
                            190 South LaSalle Street
                            Chicago, Illinois 60603

     6. The Corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, adopt, alter, amend or repeal the By-Laws of the Corporation.

     8. (a) A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
(iii) under Section 174 of the GCL as it may from time to time be amended or supplemented or any successor provision thereto; or (iv) for any transaction from which a director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this paragraph the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

          (b) The corporation shall indemnify, in accordance with the By-Laws of the Corporation to the full extent permitted by the Delaware General Corporation
Law as the same exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, that the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action or proceeding (or part thereof) was authorized by the Board of Directors. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

          (c) Any repeal or modification of the foregoing paragraphs shall not adversely affect any right or protection of any person thereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

     9. Meetings of the stockholders may be held within or without the State of
Delaware, as may be designated by or in the manner provided in the By-Laws of the Corporation. The books of the Corporation may be kept (subject to the provisions of any law or regulation) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

     10. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts therein stated are true, and accordingly have hereunto set my hand this 13th day of December, 1999.

                                        /s/ Nancy L. Vidad
                                        ----------------------------------------
                                            Nancy L. Vidad, Incorporator

                                        3

                              CERTIFICATE OF MERGER
                                     MERGING
                                 TRC REALTY CO.
                                  WITH AND INTO
                                TRC REALTY, INC.

                                 * * * * * * * *

                             PURSUANT TO SECTION 252
                           OF THE GENERAL CORPORATION
                               LAW OF THE STATE OF
                                    DELAWARE

     Pursuant to Section 252 of the General Corporation Law of the State of
Delaware (the "GCL"), the undersigned corporation, TRC Realty Inc., a Delaware corporation, does hereby certify the following information relating to the merger (the "Merger") of TRC Realty Co., a Vermont corporation with and into TRC
Realty, Inc.

     FIRST: The name and state of incorporation of each of the constituent corporations to the Merger is as follows:

     NAME               STATE OF INCORPORATION
     ----               ----------------------
     TRC Realty Co.     Vermont
     TRC Realty, Inc.   Delaware

     SECOND: An Agreement and Plan of Merger, dated December 9, 1999, between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252(c) of the GCL.

     THIRD: The name of the surviving corporation of the Merger is TRC Realty,
Inc.

     FOURTH: The certificate of incorporation of TRC Realty, Inc., as now in full force and effect, shall continue to be the certificate of incorporation of said surviving corporation until amended and changed pursuant to the provisions of the GCL.

     FIFTH: The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is 6075 Poplar Avenue,
Suite 500, Memphis, TN 38119.

     SIXTH: A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request and without cost, to any stockholder of either of the aforesaid constituent corporations.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the Merger is as follows:

                                  Number     Par value
Corporation         Class       of Shares   per share
--------------   ------------   ---------   ----------
TRC Realty Co.   Common Stock      100         $1.00

     EIGHTH: The merger shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on this
9th day of December, 1999.

                                        TRC REALTY INC.

                                        By: /s/ Donald F. Wiseman
                                            ------------------------------------
                                            Name: Donald F. Wiseman
                                            Its: Vice President and Secretary.

                                        2

                            CERTIFICATE OF CONVERSION

                                       OF

                                TRC REALTY, INC.

        (Under Section 266 of the Delaware Limited Liability Company Act)

     It is hereby certified that:

     1. The name of the corporation (the "corporation") immediately prior to the filing of this Certificate of Conversion with the Secretary of State of the
State of Delaware is TRC Realty, Inc.

     2. The date of filing of the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is December 13,
1999.

     3. The corporation is converted to a limited liability company whose name as set forth in its Certificate of Formation filed concurrently with this
Certificate of Conversion in the Office of the Secretary of State of the State
of Delaware is TRC Realty LLC.

Executed on December 15, 1999

                                        TRC REALTY INC.

                                        By: /s/ Donald F. Wiseman
                                            ------------------------------------
                                            Name: Donald F. Wiseman
                                            Its: Vice President and Secretary.

                            CERTIFICATE OF FORMATION

                                       OF

                                 TRC REALTY LLC

1.   The name of the limited liability company (the "LLC") is TRC Realty LLC.

2.   The address of the registered office of the LLC in the State of Delaware is
     1209 Orange Street, in the City of Wilmington, County of New Castle. The
     name of the registered agent of the LLC at such address is The Corporation
     Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of the LLC this 15th day of December, 1999.

                                        /s/ Howard L. Rosenberg
                                        ----------------------------------------
                                        Howard L. Rosenberg
                                        Authorized Person